Exhibit 1.2
PRICING AGREEMENT
May 26, 2009
Barclays Capital Inc.
UBS Securities LLC
As Representatives of the several Underwriters
named in Schedule I hereto
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
c/o UBS Securities LLC
677 Washington Boulevard
Stamford, Connecticut 06901
Ladies and Gentlemen:
          MetLife, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated May 26, 2009 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Underwritten Securities”).
          Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, the Applicable Time and the Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Each reference to Securities Agreement shall be deemed to refer to the Indenture, dated as of November 9, 2001 between MetLife, Inc. and Bank One Trust Company, N.A. (predecessor to The Bank of New York Mellon Trust Company, National Association) (the “Senior Indenture”) and the Supplemental Indenture to be dated as of May 29, 2009, between MetLife, Inc. and The Bank of New York Mellon Trust Company, National Association) (the “Fifteenth Supplemental Indenture”). Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Securities pursuant to the

Underwriting Agreement and the address of the Representatives are set forth at the end of Schedule II hereto.
          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue, sell and deliver to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.
          If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.
[Signature pages to follow]

Very truly yours, METLIFE, INC.
By:	/s/ Eric T. Steigerwalt
	Name:	Eric T. Steigerwalt
	Title:	Senior Vice President and Treasurer

[Signature page to Pricing Agreement]

Accepted as of the date hereof
on behalf of each of the Underwriters:

BARCLAYS CAPITAL INC.

By:	/s/ Travis Barnes

Name: Travis Barnes
Title: Managing Director

UBS SECURITIES LLC

By:	/s/ Thomas Curran

Name: Thomas Curran
Title: Executive Director Insurance Solutions Group UBS Investment Bank

By:	/s/ Demetrios Tsapralis

Name: Demetrios Tsapralis
Title: Director Debt Capital Markets
[Signature page to Pricing Agreement]

SCHEDULE I
TO PRICING AGREEMENT

Principal Amount of $1,250,000,000
6.75% Senior Notes due 2016 to
Underwriters	be Purchased
Barclays Capital Inc.	$375,000,000
UBS Securities LLC	$375,000,000
Wachovia Capital Markets, LLC	$125,375,000
ANZ Securities, Inc.	$28,375,000
BNY Mellon Capital Markets, LLC	$28,375,000
Daiwa Securities America Inc.	$28,375,000
Goldman, Sachs & Co.	$28,375,000
J.P. Morgan Securities Inc.	$28,375,000
Mitzubishi UFJ Securities (USA), Inc.	$28,375,000
Morgan Stanley & Co. Incorporated	$28,375,000
Scotia Capital (USA) Inc.	$28,375,000
SG Americas Securities, LLC	$28,375,000
Standard Chartered Bank	$28,375,000
UniCredit Capital Markets, Inc.	$28,375,000
Blaylock Robert Van, LLC	$6,250,000
Cabrera Capital Markets, LLC	$6,250,000
CastleOak Securities, L.P.	$6,250,000
Guzman & Company	$6,250,000
Loop Capital Markets, LLC	$6,250,000
Muriel Siebert & Co. Inc.	$6,250,000
Samuel A. Ramirez & Company, Inc.	$6,250,000
SBK-Brooks Investment Corp.	$6,250,000
Toussaint Capital Partners, LLC	$6,250,000
The Williams Capital Group, L.P.	$6,250,000
Total	$1,250,000,000

Schedule I-1

SCHEDULE II
TO PRICING AGREEMENT

MetLife, Inc.
$1,250,000,000
6.75% Senior Notes due 2016
Final Term Sheet
May 26, 2009

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	6.75% Senior Notes due 2016

Aggregate Principal Amount:	$1,250,000,000

Price to the Public:	99.763% of principal amount

Gross Underwriting Discount:	0.45%

Proceeds to Issuer Before Expenses:	$1,241,412,500

Maturity Date:	June 1, 2016

Pricing Date:	May 26, 2009

Settlement Date:	May 29, 2009

Interest Payment Dates:	Semi-annually on June 1 and December 1 of each year

Record Dates:	May 15 and November 15 of each year

First Interest Payment Date:	December 1, 2009

Anticipated Ratings*:	A2 (Moody’s) / A- (S&P) / A (Fitch)

Coupon:	6.75%

Benchmark Treasury:	UST 2.625% due April 30, 2016

Spread to Benchmark Treasury:	T + 375 bps

Benchmark Treasury Price and Yield:	$97.406; 3.043%

Yield to Maturity:	6.793%

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Ranking:	Senior Unsecured

Schedule II-1

Redemption:	At any time and from time to time (any such date fixed for redemption, an “Optional Redemption Date”) at a redemption price equal to the greater of 100% of the principal amount to be redeemed plus accrued and unpaid interest to, but excluding, such Optional Redemption Date and the Make-Whole Redemption Amount calculated as described below.

Make-Whole Redemption Amount:	Means the sum, as calculated by the Premium Calculation Agent, of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of those payments of interest accrued as of such Optional Redemption Date), discounted from their respective scheduled payment dates to the Optional Date of Redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points plus accrued and unpaid interest thereon to, but excluding, such Optional Redemption Date.

CUSIP/ISIN:	59156RAU2 / US59156RAU23
Capitalization Table: This capitalization table supersedes in its entirety the capitalization table included in the preliminary prospectus supplement dated May 26, 2009.

	At March 31, 2009
	Actual	As Adjusted
	(In millions)

Short-term debt	$5,878	$5,878
Long-term debt (1)	11,042	12,289
Collateral financing arrangements	5,242	5,242
Junior subordinated debt securities	2,691	2,691

Total debt	24,853	26,100

Stockholders’ Equity:
MetLife, Inc.’s stockholders’ equity:
Preferred stock, at par value	1	1
Common stock, at par value	8	8
Additional paid-in capital	16,860	16,860
Retained earnings	21,829	21,829
Treasury stock, at cost	(230)	(230)
Accumulated other comprehensive loss	(15,358)	(15,358)

Total MetLife, Inc.’s stockholders’ equity	23,110	23,110
Noncontrolling interests	319	319

Total capitalization	$48,282	$49,529

(1)	Adjusted for $1,247 million of gross proceeds from the offering of $1,250 million aggregate principal amount of 6.75% Senior Notes due 2016. The related amounts of $5.625 million to be paid as underwriting discount and $0.589 million of other expenses, including legal, accounting and printing fees, will be capitalized and amortized to June 2016.

Joint Bookrunners: (60%)	Barclays Capital Inc.
UBS Securities LLC

Schedule II-2

Joint Lead: (10%)	Wachovia Capital Markets, LLC

Senior Co-Managers: (25%)	ANZ Securities, Inc., BNY Mellon Capital Markets, LLC, Daiwa Securities America Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Mitsubishi UFJ Securities (USA), Inc., Morgan Stanley & Co. Incorporated, Scotia Capital (USA) Inc., SG Americas Securities, LLC, Standard Chartered Bank, UniCredit Capital Markets, Inc.

Junior Co-Managers: (5%)	Blaylock Robert Van, LLC, Cabrera Capital Markets, LLC, CastleOak Securities, L.P., Guzman & Company, Loop Capital Markets, LLC, Muriel Siebert & Co. Inc., Samuel A. Ramirez & Company, Inc., SBK-Brooks Investment Corp., The Williams Capital Group, L.P., Toussaint Capital Partners, LLC.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Schedule II-3